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                                                                    EXHIBIT 24.1

                                LOOKSMART, LTD.

                            SECRETARY'S CERTIFICATE


     The undersigned, Martin E. Roberts, hereby certifies on behalf of LookSmart, Ltd. (the "Company") that:

1.   He is duly elected and acting Secretary of the Company.

2. The following is a true and correct copy of the resolutions (the "Resolutions") adopted by the Board of Directors of the Company at a meeting duly noticed and convened on November 15, 2000, granting certain powers of attorney with respect to the filing of the registration statement on Form S-8 registering 232,665 shares of common stock issuable upon exercise of stock options granted under the Zeal Media, Inc. 1999 Stock Plan:

  "BE IT RESOLVED:  That the appropriate officers of the Corporation are hereby
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  authorized and directed to cause to be prepared, executed and filed with the
  Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-8, or any amendment thereof, for the registration of the shares of common stock issuable pursuant to the Zeal Stock Plan;

  RESOLVED FURTHER:  That Ned Brody and Martin E. Roberts, singly or jointly,
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  are hereby appointed as attorneys-in-fact to sign the Registration Statement on Form S-8 and the Registration Statement on Form S-3 on behalf of this Corporation's principal executive officer, its principal financial officer and each of the members of this Board of Directors;"

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on November 29, 2000.


                              /s/ Martin E. Roberts
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                              Martin E. Roberts
                              Secretary